EXHIBIT 10.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (this "Agreement"), dated as of August 12, 2008 and effective as of March 5, 2008 (the "Amendment Date"), is between ESCALA GROUP, INC., a Delaware corporation (the "Company"), and GREG ROBERTS, an individual ("Mr. Roberts").

     WHEREAS, the Company and Mr. Roberts are parties to an Employment Agreement, dated December 28, 2007 (the "Original Agreement"), pursuant to which Mr. Roberts has been employed by the Company as President of the Company's Numismatics and Trading Divisions.

     WHEREAS, the parties desire to amend and extend the Original Agreement.

     NOW, THEREFORE, the parties agree as follows:

1.   Effective as of the Amendment Date, the first sentence of paragraph (a) of
     Section 2 of the Original Agreement is hereby amended to read as follows:

          "2. Duties. (a) During the Term, Mr. Roberts shall serve as President and Chief Executive Officer of the Company, as Chief Executive Officer of the Company's Coin Division and as Chief Executive Officer of the Company's Trading Division."

2. Effective as of the Amendment Date, there shall be added new paragraph (h) to Section 3 ("Compensation") of the Original Agreement, reading as follows:

               "(h) The Company shall pay to Mr. Roberts a one-time cash bonus (the "Filing Bonus") of $100,000 promptly following the date that the Company becomes current in its filings under the Securities Act of 1934, as amended (the "Securities Act")."

3.   Effective as of the Amendment Date, subparagraph (2) of paragraph (e) of
     Section 4 ("Termination") of the Original Agreement, is hereby amended to delete the words "President of the Numismatics Division and President of the Trading Division (or, in each case, an office of equivalent stature)" and inserting in lieu thereof the words "President and Chief Executive Officer of the Company". For the avoidance of doubt, effective as of the Amendment Date, subparagraph (2) of paragraph (e) of Section 4 is hereby amended to read in its entirety as follows:

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          "(2) Mr. Roberts no longer holds the offices of both President and
          Chief Executive Officer of the Company, or his functions and/or duties are materially diminished;"

4. Effective as of the Amendment Date, subparagraph (2) of paragraphs (a), (b) and (c) of Section 5 ("Compensation Following Termination Prior to the End of the Term") is hereby amended in each case to read in its entirety as follows:

          "(2) the Performance Bonus, if any, not yet paid for any fiscal year ending prior to the date of termination of Mr. Roberts' employment, and, if the Company has become current in its filings under the Securities Act prior to the date of termination of Mr. Roberts' employment, the Filing Bonus (if not previously paid), in each case payable as and when such bonuses would have been paid had Mr. Roberts' employment continued;"

5.   Effective as of the Amendment Date, there shall be added a new subparagraph
     (7) to paragraph (c) of Section 5 ("Compensation Following Termination Prior to the End of the Term"), reading as follows:

          "(7) in the event that the Company has become current in its filings under the Securities Act on or prior to the date that is 90 days following the date of termination of Mr. Roberts' employment, the Filing Bonus (if not previously paid)."

6. This Agreement is governed by the laws of the State of California, without giving effect to principles of conflict of laws.

7. Except as specifically amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms. This Agreement shall not constitute an amendment to or modification of any other agreement between the parties hereto. Capitalized terms used herein and not otherwise defined will have their meanings as set forth in the Original Agreement.


                                            ESCALA GROUP, INC.


                                            By: /s/ Carol Meltzer
                                                    -------------
                                                Carol Meltzer
                                                Chief Administrative Officer and
                                                Executive Vice President


                                            /s/ Gregory Roberts
                                                ---------------
                                            GREGORY N. ROBERTS


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